Exhibit 10.25
                             CIRILIUM HOLDINGS, INC.

                          STOCK OPTION AWARD AGREEMENT

      THIS STOCK OPTION AWARD AGREEMENT, dated as of the 21st day of May 2004 (the "Agreement"), is between Cirilium Holdings, Inc., a Delaware corporation with its principal offices at 625 N. Flagler Drive, Suite 605, West Palm Beach, FL 33401 (the OCompanyO), and Gerald C. Parker, an employee of the Company (OEmployeeO) as of the date of the initial Employment Agreement executed on March 19, 2004 ("Employment Agreement"). The Company and Employee may be known individually as a "Party" and collectively as "Parties".

      WHEREFORE, in consideration of the mutual promises and of the representations, warranties, covenants and performances herein contained, the parties hereto, intending to be legally bound according to the terms of this Agreement, hereby agree as follows:

1.    Option Award

In accordance with the terms of the Employment Agreement, the Company shall grant Employee stock options in an amount and according to the terms and conditions described herein, and Employee hereby accepts and agrees to this grant, in an amount and in accordance with the terms and conditions hereinafter set forth.

      1.1 Award of Stock Options.

      Contingent upon Employee's continued employment with the Company, Employee shall receive options to purchase a total of 300,000 shares of restricted common stock in the Company. In the event that the employer/employee relationship between Employee and the Company is terminated, whether by Employee or by the Company (including without limitation a termination without cause), Employee shall receive options for the current fiscal year in an amount pro rata with that portion of the year in which Employee performed services for the Company and Employee shall receive these options at the end of the relevant twelve-month period as if this Agreement had never been terminated.

      All options subject to this section shall vest according to the following schedule:

  ---------------------------------------------------- -------------------------
  Vesting Date (1)                                     Number of Options (2)
  ---------------------------------------------------- -------------------------
  At the end of the 12th  month  from the date of the  100,000 initial Employment Agreement
  ---------------------------------------------------- -------------------------
  At the end of the 24th  month  from the date of the  100,000 initial Employment Agreement
  ---------------------------------------------------- -------------------------
  At the end of the 36th  month  from the date of the  100,000 initial Employment Agreement
  ---------------------------------------------------- -------------------------

            (1) The vesting date of all options granted under this Agreement shall be with reference to either the execution date of the Employee's initial Employment Agreement or the date of this Agreement, whichever is earlier.

            (2) The exercise price of all options subject to this Agreement shall be $.0001 (one-hundredth of one cent) per share.

      Employee represents to the Company that he is not subject or a party to any consulting agreement, non-competition covenant, non-disclosure agreement or other agreement, covenant, understanding or restriction of any nature whatsoever which would prohibit Employee from executing this Agreement and performing fully his duties and responsibilities hereunder, or which would in any manner, directly or indirectly, limit or affect the duties and responsibilities which may now or in the future be assigned to Employee by the Company.


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      1.2 Extent of Service.

      The foregoing shall not be construed as preventing Employee from making investments in other businesses or enterprises provided that Employee agrees not to become engaged in any other business activity which may, in the judgment of the Board of Directors of the Company, interfere with his ability to discharge his duties and responsibilities to the Company.

2.    Change of Control

      In the event of a change of control or ownership of the Company, the Board of Directors shall use best efforts to effect an agreement with the Acquirer whereby the Employee shall be allowed to vest its entire current and future stock options in the Company for that current fiscal year immediately following a change of control or ownership by the Company.

3.    Confidential Information

      a. Employee recognizes and acknowledges that by reason of his service to the Company, he has had, and will continue to have (for so long as Employee remains employed by the Company), access to confidential information of the Company and its affiliates, including without limitation, information and knowledge pertaining to products and services offered, ideas, plans, trade secrets, proprietary information, advertising, distribution and sales methods and systems, sales and profit figures, customer and client lists, and relationships between the Company and its affiliates and customers, clients, suppliers and others who have business dealings with the Company and its affiliates (OConfidential InformationO). Employee acknowledges that such Confidential Information is a valuable and unique asset and covenants that he will not, either during or at any time after the Term, disclose any such Confidential Information to any person for any reason whatsoever (except as his duties described herein may require) without the prior written authorization of the Board of Directors of the Company, unless such information is in the public domain through no fault of Employee or except as may be required by law.
      b. Employee will not disclose the terms or the contents of this Agreement to any person for any reason whatsoever (except as his duties described herein may require) without the prior written authorization of the Board of Directors of the Company, unless such information is in the public domain through no fault of Employee or except as may be required by law.
      c. The restrictions contained in Sections 3(a) and 3(b) herein shall continue to be in full force and effect for so long as Employee continues to remain employed by the Company, then continuing for not less than one (1) year following the termination thereof, or for three (3) years, whichever period of time is longer.

4.    Equitable Relief

      a. Employee acknowledges that the restrictions contained in Sections 1 and 2 hereof are reasonable and that the Company would not have entered into this Agreement in the absence of such restrictions, and that any violation of any provision of those Sections will result in irreparable injury to the Company.

      b. EMPLOYEE FURTHER REPRESENTS AND ACKNOWLEDGES THAT (i) HE HAS BEEN ADVISED BY THE COMPANY TO CONSULT HIS OWN LEGAL COUNSEL IN RESPECT OF THIS AGREEMENT, (ii) THAT HE HAS HAD FULL OPPORTUNITY, PRIOR TO EXECUTION OF THIS AGREEMENT, TO REVIEW THROUGHLY THIS AGREEMENT WITH HIS COUNSEL, AND (iii) HE HAS READ AND FULLY UNDERSTANDS THE TERMS AND PROVISIONS OF THIS AGREEMENT.


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      c.    Employee  agrees that the Company  shall be entitled to  preliminary and permanent injunctive relief, without the necessity of providing actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of Section 2 hereof, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event that any of the provisions of Section 2 hereof should ever be adjudicated to exceed the time, geographic, product or service,
            or  other   limitations   permitted   by   applicable   law  in  any
            jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or
            other   limitations   permitted  by  applicable   law.  d.  Employee
            irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Agreement, including
            without  limitation,   any  action  commenced  by  the  Company  for
            preliminary or permanent injunctive relief or other equitable relief, must be brought in the United States District Court for the Southern District of Florida, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Palm Beach County (ii) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) waives any objection which Employee may have to the laying of venue of any such suit, action or
            proceeding  in  any  such  court.   Employee  also  irrevocably  and
            unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 6 hereof.

5.    Governing Law

      This Agreement shall be governed by and interpreted under the laws of the State of Florida without giving effect to any conflict of laws provisions.

6.    Litigation Expenses

      In the event of a lawsuit by either Party to enforce the provisions of this Agreement each Party must pay their own costs and expenses.

7.    Notices

      All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):

         If to the Company:         Cirilium Holdings Inc.
                                    625 North Flagler Drive
                                    Suite 605
                                    West Palm Beach, FL 33401

         If to Employee:            Cirilium Holdings, Inc.
                                    625 North Flagler Drive
                                    Suite 605
                                    West Palm Beach, FL 33401

      or to such other names or addresses as to the Company or Employee, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.


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

8.    Entire Agreement: Contents of Agreement.

      (a) This Agreement supersedes any and all other agreements, either oral or written, between the parties, with respect to the number of stock options granted to Employee. The vesting date of all options granted under this Agreement shall be with reference to either the execution date of the Employee's initial Employment Agreement or the date of this Agreement, whichever is earlier.

      (b) Each Party to this Agreement acknowledges that no representation, inducements, promises or agreements, orally or otherwise, have been made by any Party, or anyone acting on behalf of any Party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by both Parties to this Agreement.

      (c) Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

9     Assignment

      All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Employee hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by Employee.

10.   Miscellaneous

      All section headings are for convenience only. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.


      IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.



Cirilium Holdings, Inc.                                Employee

By: /s/ Robert W. Pearce                               By:  /s/ Gerald C. Parker
    -----------------------                                 --------------------
Robert W. Pearce, President                             Gerald C. Parker


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